UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 25, 2018

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01.  Entry into a Material Definitive Agreement

On June 26, 2018, Limestone Bancorp, Inc. (“Limestone” or the “Company”) completed the purchase and retirement of all of its issued and outstanding Series E and Series F Non-Voting Perpetual Preferred Shares for an aggregate price of $3.504 million paid in cash.  The Series E and Series F Shares had an aggregate liquidation preference of $10.5 million.  The terms and conditions of the repurchase transaction are set out in the Company’s offer to purchase filed as Exhibit 10.1 and incorporated herein by reference.

Participating sellers in the transaction, among others, were directors W. Glenn Hogan, Michael T. Levy, Dr. Edmond J. Seifried, and Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., each affiliates of director W. Kirk Wycoff.  FIG Partners, LLC served as the financial advisor in this transaction to a special committee of directors comprised of members having no interest in the repurchase transaction.  Amounts paid to preferred shareholders in exchange for the preferred shares were as follows:

Patriot Financial Partners, L.P.	$1.679 million
Patriot Financial Partners Parallel, L.P.	$0.290 million
W. Glenn Hogan	$0.501 million
Dr. Edmond J. Seifried	$0.104 million
Michael T. Levy	$0.075 million
Others	$0.855 million
Total	$3.504 million

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Offer to Purchase Issued and Outstanding Series E Preferred Shares and Series F Preferred Shares dated June 25, 2018

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: June 27, 2018	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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